                                                                                            Exhibit 99.i

K R A M E R  L E V I N  N A F T A L I S  &  F R A N K E L LLP

                    December 29, 2006

Conestoga Funds
259 N. Radnor-Chester Road
Radnor Court, Suite 120
Radnor, PA 19087

        Re:    Conestoga Funds
          Post-Effective Amendment No. 5
          File Nos. 333-90720; 811-21120

Ladies and Gentlemen:

We consent to the reference to our Firm as counsel in Post-Effective Amendment No.5 to Conestoga Funds’ Registration Statement on Form N-1A and to the incorporation by reference of our opinion dated September 30, 2002 as an exhibit to this Amendment.

            Very truly yours,

                                       /s/ Kramer Levin Naftalis & Frankel LLP
            Kramer Levin Naftalis & Frankel LLP